Exhibit 99.1

Nogin Appoints Arthur Stark and Shahriyar Rahmati to Board of Directors

TUSTIN, California – June 20, 2023 – Nogin, Inc. (Nasdaq: NOGN, NOGNW) (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (“CaaS”), today announced that it has appointed Arthur Stark and Shahriyar Rahmati as new members of its Board of Directors (the “Board”), effective immediately.

Arthur Stark and Shahriyar Rahmati are accomplished executives with over 60 years of combined experience leading technology- and brand-focused public companies.

Stark concluded a 45-year career as President of Bed Bath & Beyond in 2018, upon being unanimously elected as Chairman of the Conference of Presidents of Major American Jewish Organizations. During his tenure, Bed Bath & Beyond became a multi-channel retail conglomerate with annual revenue of $12 billion and with 1,500 locations and 60,000 employees in all 50 states plus Canada and Mexico. Today, Stark is Founder and Chairman of Stark Enterprises LLC, a strategic advisory practice advising the founders and CEOs of a broad range of companies concerning business development, market positioning, organizational design, strategy, and funding. In addition, Stark serves on the Senior Advisory Boards of Jefferies Group, the global investment bank, and Vintage Partners, a VC fund of funds with over $3.5 billion under management.

Rahmati currently serves as Nogin’s Chief Operating Officer and Chief Financial Officer. He has over 20 years of experience in various C-Suite roles across several industries and has held operating executive positions at private equity firms in the U.S. and Europe. Prior to his tenure at Nogin, he most recently served as COO of RugsUSA, an ecommerce retailer of home décor products, which he led during a time of significant growth. Prior to his role at RugsUSA, Rahmati was a Managing Director and Head of Portfolio Operations at Comvest Partners, a principal at The Gores Group, an operating partner at Graham Partners, and a key member of portfolio company transformation teams on behalf of leading private equity firms such as TPG Capital, Freeman Spogli, and Hellman & Friedman.

“It is my pleasure to welcome Arthur and Shahriyar to our Board of Directors,” said Company Chairman, President, and Chief Executive Officer Jonathan Huberman. “Arthur has built his career driving multi-channel brand success, and we’re confident that his insights and experience will further enhance our strategy and vision. Also, after nearly a year on our senior leadership team, Shahriyar’s efforts and expertise have been crucial for positioning Nogin to reach its full potential. Nogin is poised to revolutionize the way many brands approach ecommerce, and we believe we have the team and support in place to capture the vast opportunity ahead. We are very fortunate to have Arthur and Shahriyar on our Board.”

For additional details, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on June 20, 2023, which can also be found in the Investor Relations section of the Company’s website.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides the world’s leading enterprise-class ecommerce technology and services for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Intelligent Commerce technology is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform and new customer agreements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s platforms and offerings on such platforms, performance, and operations, and the related benefits to stockholders, and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

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Contacts:

Media Contact:

BOCA Communications for Nogin

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gateway-grp.com